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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements (No. 33-64705 and No. 333-15725) on Form S-3 of Berger Holdings, Ltd. of our report dated February 13, 1988 relating to the consolidated balance sheets of Berger Holdings, Ltd. as of December 31, 1997 and the related consolidated statements of operations, shareholder's equity and cash flows and related financial statement schedules for the year ended December 31, 1997, which reports are incorporated by reference in the December 31, 1997 annual report Form 10-K of Berger Holdings, Ltd.


/S/GOLDENBERG ROSENTHAL, LLP
GOLDENBERG ROSENTHAL, LLP


Jenkintown, Pennsylvania
March 20, 2000


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